Exhibit 13.1

Certification of Principal Executive Officers and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,
and Pursuant to Rule 13a-14(b)
under the Securities Exchange Act of 1934, as amended (the "Exchange Act")

In connection with the Annual Report on Form 20-F of China Netcom Group Corporation (Hong Kong) Limited (the "Company") for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), ZHANG CHUNJIANG, as Chairman of the board of directors of the Company, ZUO XUNSHENG, as Chief Executive Officer, and LI FUSHEN, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350 and Rule 13a-14(b) under the Exchange Act, that, to the best of his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Zhang Chunjiang
Name: Zhang Chunjiang
Title: Chairman of the board of directors
Date: May 22, 2008

By: /s/ Zuo Xunsheng
Name: Zuo Xunsheng
Title: Chief Executive Officer
Date: May 22, 2008

By: /s/ Li Fushen
Name: Li Fushen
Title: Chief Financial Officer
Date:  May 22, 2008

This certification accompanies the Report pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed "filed" by the Company for purposes of §18 of the Exchange Act, or otherwise subject to the liability of that section.